Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Fourth Quarter and Full Year 2015
Financial Results

SAN JOSE, Calif., Feb 29, 2016 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its fourth quarter ended December 31, 2015.

	GAAP			Non-GAAP
	Q4 2015	Q3 2015	Q4 2014	Q4 2015	Q3 2015	Q4 2014
Net revenue	$261.3	$286.5	$346.0	$261.3	$286.5	$346.0
Gross margin	46.3%	46.5%	40.6%	47.5%	48.0%	49.0%
Operating margin	1.9%	3.7%	(1.6)%	9.4%	12.6%	14.1%
Net (loss) income	$4.7	$(0.6)	$(6.5)	$24.9	$34.7	$49.2
Diluted EPS	$0.01	$—	$(0.02)	$0.06	$0.08	$0.12

(In millions, except earnings per share data and percentages)

Revenue for the fourth quarter of 2015 was $261.3 million, a 9% decrease compared to $286.5 million for the third quarter of 2015, and 24% lower compared to $346.0 million for the fourth quarter of 2014. The lower sequential revenue was the result of weaker than expected billings, primarily in Asia, as distributors reduced inventory levels due to uncertainties associated with the company’s ongoing acquisition process. Revenue for the fourth quarter of 2015 would have been approximately $268 million had revenue from the Asian distribution channel been recognized on a resale basis. For the full year 2015, revenue of $1.17 billion decreased 17% compared to $1.41 billion for 2014.

GAAP gross margin was 46.3% in the fourth quarter of 2015 compared with 46.5% in the third quarter of 2015, and 40.6% in the fourth quarter of 2014. For the full year 2015, GAAP gross margin was 46.3% compared to 43.8% for 2014.

Non-GAAP gross margin was 47.5% in the fourth quarter of 2015 compared to 48.0% in the immediately preceding quarter and 49.0% in the fourth quarter of 2014. For the full year 2015, non-GAAP gross margin was 47.5% compared to 46.3% for 2014. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP net income totaled $4.7 million or $0.01 per diluted share for the fourth quarter of 2015, which included $3.8 million merger related expenses, compared to a net loss totaled $(0.6) million or $(0.00) per diluted share for the third quarter of 2015, which included an $11.1 million tax provision related to a higher GAAP tax rate and $7.8 million of merger related expenses. This compares to a net loss of $6.5 million or ($0.02) per diluted share for the fourth quarter of 2014. For the full year 2015, GAAP net income attributable to Atmel Corporation was $26.9 million or $0.06 per diluted share compared to $32.2 million or $0.08 per diluted share for 2014.

Non-GAAP net income for the fourth quarter of 2015 totaled $24.9 million or $0.06 per diluted share, compared to non-GAAP net income of $34.7 million or $0.08 per diluted share in the third quarter of 2015, and $49.2 million or $0.12 per diluted share for the fourth quarter of 2014. For the full year 2015, non-GAAP net income was $138.4 million or $0.32 per diluted share compared to $166.4 million or $0.39 per diluted share. Refer to the non-GAAP reconciliation table included in this release for more details.

Cash provided by operations totaled $9.1 million for the fourth quarter of 2015, compared to $30.6 million for the third quarter of 2015 and $37.2 million for the fourth quarter of 2014. For the full year 2015, cash provided by operating activities totaled $105.8 million compared to $179.8 million for 2014. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $210.3 million at the end of the fourth quarter of 2015, a decrease of $8.5 million from the immediately preceding quarter resulting principally from lower cash generated from operations, a reduction in trade accounts payable, $9.0 million repayment of European loans, offset by a reduction in inventories, receivables, and capital expenditures.

Company Highlights

•	Microchip Technology, Inc. to acquire Atmel

•	Launched the Atmel | SMART SAM L21 microcontroller with the low energy BTLC1000 an ultra-low-power connected platform for cost-optimized IoT and wearable applications

•	Atmel Bluetooth Smart Solution Named Product of the Year By Electronic Products Magazine

•	Atmel | SMART Bluetooth (BLE) solution receives “Best IoT Product” award in 2015 ARM Innovation Challenge

•	Atmel and WeChat collaborate on secure cloud access for IoT applications; Atmel provides ARM® Cortex® M0+-based module for ultra-low power Wi-Fi connectivity

•	Introduced Atmel’s first system-on-chip (SoC) hardware evaluation solution based on the ARM® mbed™ IoT platform

•	Launched new security platform featuring Atmel’s CryptoAuthentication device enabling companies of all sizes to develop secure IoT applications

•	Atmel | SMART ARM Cortex M7-based MCU and AVR Powers TomTom Spark GPS fitness watches

•	Sampling next-generation force sensing technology in the maXTouch U Series for smartphones enabling users control of their devices by the pressure of their touch

•	Capacitive sensing technology is now available on the 8-bit Atmel megaAVR® family

•	maXTouch firmware achieved industry's first automotive SPICE Level 3 certification for an auto touch controller supplier

•	Launched next-generation highly integrated drivers and immobilizer base station for passive keyless entry, extending leadership in automotive car access

Outlook - Q1 2016

•	In light of the company's pending acquisition by Microchip, Atmel will no longer be providing forward-looking guidance.

Non-GAAP Metrics
Non-GAAP net income excludes share-based compensation expense, loss from manufacturing facility damage and shutdown, loss (gain) related to foundry arrangements, fair value adjustments to inventory from businesses acquired, French building underutilization and other charges (credits), loss from the impairment of manufacturing assets related to the XSense business in 2014 and operating results of the exited XSense business for 2015, merger related expenses, acquisition-related charges, restructuring (credits) charges, recovery of receivables from foundry suppliers, loss (gain) on sale of assets, interest income from sale of assets, gain on sale of investments in privately-held companies, write-down of investments in privately-held companies, non-GAAP tax adjustments, as well as net income attributable to noncontrolling interest. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will not hold a conference call due to its pending acquisition by Microchip.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with intelligent and connected solutions focused on the industrial, automotive, consumer, communications, and computing markets.

©2016 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, Enabling Unlimited Possibilities®, and others are registered trademarks or trademarks of Atmel Corporation in the U.S. and other countries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
This announcement contains, or may contain, "forward-looking statements" in relation to the pending merger transaction between Microchip and Atmel, as well as other future events and their potential effects on Atmel that are subject to risks and uncertainties. Generally, the words "will," "would," "continue," "believes," "intends" or similar expressions identify forward-looking statements.

These forward-looking statements are based upon the current beliefs and expectations of the management of Atmel and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Atmel's ability to control or estimate precisely. Those factors include (1) the outcome of any legal proceedings that could be instituted against Atmel or its directors related to the proposed merger agreement with Microchip ; (2) uncertainty as to the future profitability of any businesses acquired by Microchip, and delays in the realization of, or the failure to realize, any accretion from any other acquisition transactions by Microchip; (3) the ability to obtain governmental and regulatory approvals of the proposed merger between Atmel and Microchip; (4) the possibility that the proposed merger between Atmel and Microchip does not close when expected or at all, or that the parties, in order to achieve governmental and regulatory approvals, may be required to modify aspects of the proposed merger or the unsolicited proposal or to accept conditions that could adversely affect the combined company or the expected benefits of the proposed merger or the unsolicited proposal; (5) the possibility that other competing offers or acquisition proposals will be made; (6) the inherent uncertainty associated with financial projections; (7) the ability to realize the expected synergies or savings from the proposed merger or the unsolicited proposal in the amounts or in the timeframe anticipated; (8) the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the proposed merger or the unsolicited proposal; (9) general global macroeconomic and geo-political conditions; (10) changes in foreign exchange rates, including changes in the exchange rate between the Euro and the U.S. dollar; (11) business interruptions, natural disasters or terrorist acts; (12) the ability to integrate Atmel's businesses into those of Microchip in a timely and cost-efficient manner; (13) the development of the markets for Atmel's and Microchip's products; (14) the combined company's ability to develop and market products containing the respective technologies of Atmel and Microchip in a timely and cost-effective manner; (15) the cyclical nature of the semiconductor industry; (16) an economic downturn in the semiconductor and telecommunications markets; (17) the inability to realize the anticipated benefits of transactions related to the proposed merger, other acquisitions, restructuring activities, including in connection with the proposed merger, or other initiatives in a timely manner or at all; (18) consolidation occurring within the semiconductor industry; (19) unanticipated costs and expenses or the inability to identify expenses which can be eliminated; (20) disruptions in the availability of raw materials; (21) compliance with U.S. and international laws and regulations by the combined company and its distributors; (22) dependence on key personnel; (23) the combined company's ability to protect intellectual property rights; (24) litigation (including intellectual property litigation in which the combined company may be involved or in which customers of the combined company may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; (25) the market price or increased volatility of Microchip's common stock (if the merger is completed); and (26) other risks and uncertainties, including those detailed from time to time in Atmel's periodic reports and other filings with the SEC or other regulatory authorities, including Atmel's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Atmel cannot give any assurance that such forward-looking statements will prove to be correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Atmel nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net revenue	$261,282	$286,533	$345,954	$1,172,456	$1,413,334

Operating expenses
Cost of revenue	140,222	153,177	205,395	629,429	794,704
Research and development	55,253	55,832	64,817	230,212	274,568
Selling, general and administrative	59,747	64,817	67,845	246,559	262,031
Acquisition-related charges	1,926	2,390	3,480	12,526	13,767
Restructuring (credits) charges	(850)	(584)	14,849	4,595	13,882
Recovery of receivables from foundry suppliers	—	—	(485)	—	(485)
Loss (gain) on sale of assets	—	427	(4,364)	(1,626)	(4,364)
Total operating expenses	256,298	276,059	351,537	1,121,695	1,354,103
Income (loss) from operations	4,984	10,474	(5,583)	50,761	59,231
Interest and other income (expense), net	2,617	55	3,851	7,534	(2,005)
Income (loss) before income taxes	7,601	10,529	(1,732)	58,295	57,226
Provision for income taxes	(2,867)	(11,134)	(1,712)	(31,393)	(22,018)
Net income (loss)	4,734	(605)	(3,444)	26,902	35,208
Less: net income attributable to noncontrolling interest	(36)	(9)	(3,013)	(11)	(3,013)
Net income (loss) attributable to Atmel	$4,698	$(614)	$(6,457)	$26,891	$32,195

Basic net income (loss) per share attributable to Atmel:
Net income (loss) per share	$0.01	$—	$(0.02)	$0.06	$0.08
Weighted-average shares used in basic net income (loss) per share calculations	420,798	419,293	417,797	418,759	419,103
Diluted net income (loss) per share attributable to Atmel:
Net income (loss) per share	$0.01	$—	$(0.02)	$0.06	$0.08
Weighted-average shares used in diluted net income (loss) per share calculations	422,227	419,293	417,797	420,276	420,910
Cash dividends declared and paid per share	$—	$0.04	$—	$0.12	$—

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$210,252	$206,937
Accounts receivable, net	195,481	222,021
Inventories	257,376	278,242
Prepaids and other current assets	35,299	89,101
Total current assets	698,408	796,301
Fixed assets, net	131,154	158,281
Goodwill	188,237	191,088
Intangible assets, net	38,943	50,286
Other assets	203,676	166,348
Total assets	$1,260,418	$1,362,304

Current liabilities
Trade accounts payable	$59,470	$97,467
Accrued and other liabilities	113,012	147,109
Deferred income on shipments to distributors	38,710	49,059
Total current liabilities	211,192	293,635
Long-term debt	55,000	75,000
Other long-term liabilities	117,542	123,670
Total liabilities	383,734	492,305
Total Atmel stockholders' equity	873,660	866,986
Noncontrolling interest	3,024	3,013
Stockholders' equity	876,684	869,999
Total liabilities and stockholders' equity	$1,260,418	$1,362,304

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net revenue	$261,282	$286,533	$345,954	$1,172,456	$1,413,334
Revenue from XSense business	—	—	—	(1,429)	—
Non-GAAP net revenue	$261,282	$286,533	$345,954	$1,171,027	$1,413,334

GAAP gross margin	$121,060	$133,356	$140,559	$543,027	$618,630
Share-based compensation expense	1,543	1,560	1,463	5,900	6,355
Loss from manufacturing facility damage and shutdown	—	—	—	—	3,485
Loss (gain) related to foundry arrangements	1,381	2,487	—	5,825	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	774	—	2,322
Gross margin from the XSense business	—	—	—	1,253	—
Impairment of XSense assets	—	—	26,624	—	26,624
Non-GAAP gross margin	$123,984	$137,403	$169,420	$556,005	$654,833

GAAP research and development expense	$55,253	$55,832	$64,817	$230,212	$274,568
Share-based compensation expense	(3,603)	(3,418)	(3,825)	(14,172)	(17,569)
French building underutilization and other charges	(629)	(360)	317	(1,069)	(1,903)
Research and development expense from the XSense business	—	—	—	(1,613)	—
Non-GAAP research and development expense	$51,021	$52,054	$61,309	$213,358	$255,096

GAAP selling, general and administrative expense	$59,747	$64,817	$67,845	$246,559	$262,031
Share-based compensation expense	(7,303)	(7,741)	(8,578)	(31,320)	(35,755)
French building underutilization and other (charges) credits	(179)	(140)	9	(453)	(1,055)
Selling, general and administrative expense from the XSense business		—	—	101	—
Merger-related expenses	(3,813)	(7,818)	—	(11,631)	—
Non-GAAP selling, general and administrative expense	$48,452	$49,118	$59,276	$203,256	$225,221

GAAP income (loss) from operations	$4,984	$10,474	$(5,583)	$50,761	$59,231
Share-based compensation expense	12,449	12,719	13,866	51,392	59,679
Loss from manufacturing facility damage and shutdown	—	—	—	—	3,485
Loss (gain) related to foundry arrangements	1,381	2,487	—	5,825	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	774	—	2,322
French building underutilization and other charges (credit)	808	500	(326)	1,522	2,957
Operating loss from the XSense business		—	—	2,765	—
Impairment of XSense assets	—	—	26,624	—	26,624
Merger-related expenses	3,813	7,818	—	11,631	—
Acquisition-related charges	1,926	2,390	3,480	12,526	13,767
Restructuring (credits) charges	(850)	(584)	14,849	4,595	13,882
Recovery of receivables from foundry suppliers	—	—	(485)	—	(485)
Loss (gain) on sale of assets	—	427	(4,364)	(1,626)	(4,364)
Non-GAAP income from operations	$24,511	$36,231	$48,835	$139,391	$174,515

GAAP provision for income taxes	$(2,867)	$(11,134)	$(1,712)	$(31,393)	$(22,018)
Non-GAAP tax adjustments	(658)	(9,530)	517	(24,199)	(15,444)
Non-GAAP provision for income taxes	$(2,209)	$(1,604)	$(2,229)	$(7,194)	$(6,574)

GAAP net income (loss) attributable to Atmel	$4,698	$(614)	$(6,457)	$26,891	$32,195
Share-based compensation expense	12,449	12,719	13,866	51,392	59,679
Loss from manufacturing facility damage and shutdown	—	—	—	—	3,485
Loss (gain) related to foundry arrangements	1,381	2,487	—	5,825	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	774	—	2,322
French building underutilization and other charges (credits)	808	500	(326)	1,522	2,957
Operating loss from the XSense business	—	—	—	2,765	—
Impairment of XSense assets	—	—	26,624	—	26,624
Merger-related expenses	3,813	7,818	—	11,631	—
Acquisition-related charges	1,926	2,390	3,480	12,526	13,767
Restructuring (credits) charges	(850)	(584)	14,849	4,595	13,882
Recovery of receivables from foundry suppliers	—	—	(485)	—	(485)
Loss (gain) on sale of assets	—	427	(4,364)	(1,626)	(4,364)
Interest income from sale of assets	—	—	(1,295)	—	(1,295)
Gain on sale of investments in privately-held companies	—	—	—	(1,317)	—
Write-down of investments in privately-held companies	—	—	—	—	1,805
Non-GAAP tax adjustments	658	9,530	(517)	24,199	15,444
Net income attributable to noncontrolling interest	36	9	3,013	11	3,013
Consolidated non-GAAP net income	$24,919	$34,682	$49,162	$138,414	$166,446

GAAP net income (loss) per share - diluted attributable to Atmel	$0.01	$—	$(0.02)	$0.06	$0.08
Share-based compensation expense	0.03	0.03	0.03	0.12	0.14
Loss from manufacturing facility damage and shutdown	—	—	—	—	0.01
Loss (gain) related to foundry arrangements	—	0.01	—	0.01	(0.01)
Fair value adjustments to inventory from businesses acquired	—	—	—	—	—
French building underutilization and other charges	—	—	—	—	0.01
Operating loss from the XSense business	—	—	—	—	—
Impairment of XSense assets	—	—	0.07	—	0.06
Merger-related expenses	0.01	0.02	—	0.03	—
Acquisition-related charges	0.01	—	0.01	0.03	0.03
Restructuring (credits) charges	—	—	0.03	0.01	0.03
Recovery of receivables from foundry suppliers	—	—	—	—	—
Loss (gain) on sale of assets	—	—	(0.01)	—	(0.01)
Interest income from sale of assets	—	—	—	—	—
Gain on sale of investments in privately-held companies	—	—	—	—	—
Write-down of investments in privately-held companies	—	—	—	—	—
Non-GAAP tax adjustments	—	0.02	—	0.06	0.04
Net income attributable to noncontrolling interest	—	—	0.01	—	0.01
Consolidated non-GAAP net income per share - diluted	$0.06	$0.08	$0.12	$0.32	$0.39

GAAP diluted shares	422,239	419,293	417,797	420,287	420,910
Adjusted dilutive stock awards - non-GAAP	7,337	7,576	9,482	5,823	5,788
Non-GAAP diluted shares	429,576	426,869	427,279	426,110	426,698

ATMEL CORPORATION
NET REVENUE - BY OPERATING SEGMENT
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Microcontroller	$183,074	$201,061	$239,721	$807,924	$994,069
Nonvolatile Memory	29,691	34,188	44,029	150,780	166,768
Automotive	31,609	34,158	38,983	138,728	153,221
Multi-Market and Other	16,908	17,126	23,221	75,024	99,276
Total Company revenue	$261,282	$286,533	$345,954	$1,172,456	$1,413,334

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Management believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Loss from manufacturing facility damage and shutdown.

Atmel experienced an unplanned shutdown of its semiconductor manufacturing operations in Colorado Springs, Colorado in the fourth quarter of 2013 due to damage to the facility’s nitrogen plant. All repairs were completed in the first quarter of 2014 and the facility has resumed normal operations. During the third quarter 2014 we received an insurance payment of $3.6 million related to our facility damage claim. Management believes that the loss from the manufacturing facility damage and shutdown is an individually discrete event that is not generally reflective of ongoing operating performance and should be excluded from period-over-period comparisons.

•	Loss (gain) related to foundry arrangements.

Loss (gain) related to foundry arrangements relates to the reduction of estimated loss (gain) previously recorded with respect to European foundry “take or pay” arrangements for wafers that were delivered during the term of the arrangement. Management believes that it is appropriate to exclude loss (gain) related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Fair value adjustments to inventory from businesses acquired.

In connection with the acquisition of businesses, Atmel recognizes the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition.  In connection with the Newport Media, Inc. acquisition in the third quarter of 2014, Atmel recorded a fair value increase to inventory which is amortized over the expected inventory turns and recognized in cost of revenue.  Excluding the fair value adjustments from businesses acquired from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	French building underutilization and other charges.

French building underutilization and other charges relates to charges incurred as a result of the insolvency of our tenant in France in the first quarter of 2014, and prior year real estate taxes relating to an audit assessment of the same facilities in France. Management believes that it is appropriate to exclude these charges as they are individually discrete events and generally not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	XSense related activities.

Operating results of exited XSense business.

Assets related to the XSense business were sold on April 16, 2015. Operating results of this business, including revenue, gross margin and operating expenses, have been excluded from non-GAAP results beginning in the first quarter of 2015 after management determined to discontinue its investment and exit this business. Management believes that excluding the XSense operating results from non-GAAP measures provides investors a basis to compare operating results from continuing operations.

Impairment of XSense manufacturing assets.

Impairment of XSense manufacturing assets reflects a $26.6 million charge for the write-down of assets used in the manufacture of XSense touch sensors. The company determined in the fourth quarter 2014 to discontinue its investment and exit this business.

•	Merger related expenses.

Merger-related expenses relate to expenses associated with Atmel’s terminated acquisition by Dialog Semiconductor and pending Microchip acquisition.  Management believes that it is appropriate to exclude these charges as they are not reflective of ongoing operating performance of Atmel’s business and can distort period-over-period comparisons.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements, (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions, and (4) direct costs related to acquisitions such as banker, legal and accounting fees. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Management believes that excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring (credits) charges.

Restructuring (credits) charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring (credits) charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring (credits) charges from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Recovery of receivables from foundry suppliers.

Recovery of receivables from foundry suppliers relates to the company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries.  Atmel believes that it is appropriate to exclude recovery of receivables from foundry suppliers from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Loss (gain) on sale of assets.

Loss (gain) on sale of assets reflects the sale of the XSense assets and sale of Heilbronn, Germany real estate. Management believes that it is appropriate to exclude these gains as they are not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Interest income from sale of assets.

Atmel recognized interest income from the sale proceeds of certain non-strategic assets that were not aligned with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Gain on sale of investments in privately-held companies.

Gain on sale of investments in privately-held companies. Management believes that it is appropriate to exclude these gains as they are not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Write-down of investments in privately-held companies.

Write-down of investments in privately-held companies relates to Atmel’s proportional share of income or losses from investments accounted for under the equity method which is recorded in interest and other (expense) income, net.  Atmel excludes this item from its non-GAAP financial measures primarily because this is generally not reflective of ongoing operating performance of Atmel’s business and can distort period-over-period comparisons.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns for the current period/year. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to revenue for that period.

•	Net income attributable to noncontrolling interest.

Net income attributable to noncontrolling interest relates the share of profit allocated to a noncontrolling interest in one of Atmel’s subsidiaries.  Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.